EX23CON.DOCFWRK:DLY 23 Doc

                                          Exhibit 23






CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Textron
1994 Long-Term Incentive Plan of our report dated February
3, 1994, with respect to the consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended January 1, 1994, filed with the Securities and Exchange Commission


                                   /s/ ERNST & YOUNG LLP
                                   ERNST & YOUNG LLP

New York, New York
December 19 1994